Exhibit 10.4

***OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

CONFIDENTIAL TREATMENT REQUESTED

PATENT & Technology LICENSE AGREEMENT

AGT. No. A2013-2080

This Patent & Technology License Agreement is between the Licensor and the Licensee identified below (collectively, “Parties”, or singly, “Party”).

No binding agreement between the Parties will exist until this Patent & Technology License Agreement has been signed by both Parties.  Unsigned drafts of this Patent & Technology License Agreement shall not be considered offers.

Background

Licensor owns, controls and/or has the right to sublicense the Licensed Subject Matter (defined in Exhibit A). Licensee desires to secure the right and license to use, develop, manufacture, market, and commercialize the Licensed Subject Matter. Licensor desires to have the Licensed Subject Matter developed and used for the benefit of Licensee, the inventors, Licensor, and the public.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the Parties hereby agree as follows:

The Terms and Conditions of Patent & Technology License attached hereto as Exhibit A are incorporated herein by reference in their entirety (the “Terms and Conditions”). The Commercialization Plan attached hereto as Exhibit B is incorporated herein by reference in its entirety (the “Commercialization Plan”). In the event of a conflict between provisions of this Patent & Technology License Agreement and the Terms and Conditions, the provisions in this Patent & Technology License Agreement shall govern. Unless defined in this Patent & Technology License Agreement, capitalized terms used in this Patent & Technology License Agreement shall have the meanings given to them in the Terms and Conditions.

The section numbers used in the left hand column in the table below correspond to the section numbers in the Terms and Conditions.

1. Definitions

Effective Date	September 6 , 2013
Licensor	Ohio State Innovation Foundation, with an address at 1524 North High Street, Columbus, OH 43201.
Licensee	MicroLin Bio, Inc., a corporation, with its principle place of business at 302A West 12th Suite 114, New York, NY 10014
Contract Year and Contract Quarters	☒ Cntract Year is 12-month period ending on December 31 and Contract Quarters are 3-month periods ending on March 31, June 30, Sept. 30, Dec. 31
Territory	Worldwide

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Exhibit 10.4

Field of Use	Exclusive Field of use for the diagnosis, prognosis and therapy/treatment of lung cancer.

Patent Rights/Technology Rights [See Exhibit C for individual patent application and patent information]

App. No./ Date of Filing	Title	Inventor(s)	Jointly Owned? (Y/N; if Y, with whom?)	Countries	Prosecution Counsel
PCT/US2007/000159 03/03/2007 [2006-138]	MicroRNA-Based Methods and Compositions for the Diagnosis, Prognosis and Treatment of Solid Cancers	C. Croce S. Volinia G. Calin	☒ No	US CA AU CN JP HK EU	MacMillan, Sobanski, and Todd LLC
PCT/US2007/000103 01/03/2007 [2006-008]	MicroRNA-Based Methods and Compositions for the Diagnosis, Prognosis, and Treatment of Lung Cancer	C. Croce G. Calin C. Harris	☒ Yes w/ the National Institutes of Health [See section 20.1]	US CA JP AU CN EU	MacMillan, Sobanski, and Todd LLC
PCT/US2010/057758 11/23/2010 [2010-079]	Material and Methods Useful for Affecting Tumor Cell Growth, Migration, and Invasion	C. Croce G. Nuovo F. Pichiorri G. Romano P. Secchiero S. Suh C. Taccioli M. Acunzo H. Alder G. Condorelli G. Di Leva P. Gasparini M. Garofalo A. Gonelli A. Ngankeu	☒ NO	US CA JP AU CN EU	MacMillan, Sobanski, and Todd LLC

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Exhibit 10.4

PCT/US2008/072081 08/04/2008 [2007-028]	Ultraconserved Regions Encoding ncRNAs	C. Croce	☒ No	US CA JP AU CN EP	MacMillan, Sobanski, and Todd LLC
PCT/US2011/029348 03/22/2011 [2010-126]	Materials and Methods Related to Modulation of Mismatch Repair and Genomic Stability by miR-155	C. Croce N. Valeri	☒ No	US CA JP AU CN EP	MacMillan, Sobanski, and Todd LLC
PCT/US2008/071532 07/30/2008 [2007-159]	Methods for Reverting Methylation by Targeting DNMT3A and DNMT3B	C. Croce	☒ No	US CA JP AU CN EP	MacMillan, Sobanski, and Todd LLC
PCT/US2008/081294 10/27/2008 [2007-030]	Methods of Identifying Fragile Histidine Triad (FHIT) Interaction and Uses Thereof	C. Croce	☒ No	US CA JP AU CN EP	MacMillan, Sobanski, and Todd LLC
PCT/US2012/069484 12/13/2012 [2012-066]	Methods and Compositions Related to miR-21 and miR-29a, Exosome Inhibition and Cancer Mestastsis	C. Croce M. Fabbri	☒ No	US CA JP AU CN EP	MacMillan, Sobanski, and Todd LLC
PCT/US2012/068736 12/10/2012 [2012-111]	miRNAs Useful to Reduce Lung Cancer Turmorigenesis and Chemotherpay Resistance and Related Compositions and Methods	C. Croce M. Garofalo	☒ No	US National Phase Approaching	MacMillan, Sobanski, and Todd LLC

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Exhibit 10.4

PCT/US2012/028016 03/07/2012 [2011-137]	Mutator Activity Induced by microRNA-155 (miR-155) Links Inflammation and Cancer	C. Croce S. Costinean H. Alder J. Michaille E. Tili S. Volinia D. Wernicke-Jameson	☒ No	US National Phase Approaching	MacMillan, Sobanski, and Todd LLC
61/704,542 09/23/2012 [2013-072]	Use of miR-494 to Modulate TRAIL-induced Apoptosis through BIM Down-regulation	C. Croce G. Romano	☒ No	US CA	MacMillan, Sobanski, and Todd LLC
USPTO Entity Status as of Effective Date	Check one box: ☒ Small

2.4. Diligence Milestones

Milestones and deadlines	Milestone Events	Deadlines
	1. Completion of Commercialization Plan for use of Licensed Product or Licensed Service for early diagnosis of lung cancer.	***
	2. Hiring of experienced executive management, sales, and research team for the commercialization of Licensed Product or Licensed Service.	***
	3. External funding or equity financing of greater than or equal to $500,000 received by Licensee for the purpose of advancing Licensed Products and/or Licensed Service.	***
	4. CLIA validation of first Licensed Product or Licensed Service for the diagnosis and/or prognosis of lung cancer. Milestone extension option and fees referenced in Section 20.3 may be applied to this Milestone.	***
	5. Execute a Sublicense Agreement for the development and/or establishment of a research development program for lung cancer therapeutics. Milestone extension option and fees referenced in Section 20.3 may be applied to this Milestone.	***

6. Complete financing in which Licensee receives $10,000,000 or greater for the purpose of advancing Licensed Product and/or Licensed Service. Milestone extension option and fees referenced in Section 20.3 may be applied to this Milestone.

***

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Exhibit 10.4

7. Establishment of clinical insurance reimbursement for the diagnosis and/or prognosis of lung cancer. Milestone extension option and fees referenced in Section 20.3 may be applied to this Milestone.	***
8. First Sale in the United States of America of the first Licensed Product or Licensed Service for the diagnosis and/or prognosis of lung cancers. Milestone extension option and fees referenced in Section 20.3 may be applied to this Milestone.	***

9. First Sale in any country outside of the United States of America of the first Licensed Product or Licensed Service for the diagnosis and/or prognosis of lung cancer. Milestone extension option and fees referenced in Section 20.3 may be applied to this Milestone.

***

3. Compensation

3.1(a)	Patent expenses due upon Effective Date (See Section 20.1)		Amount	based on invoices received as of:
		Tech ID 2006-138	$355,066.061	August 29, 2013
		Tech ID 2006-008	$238,745.45	August 29, 2013
		Tech ID 2007-159	$116,113.80	August 29, 2013
		Tech ID 2007-028	Costs already accounted for in Agreement# A2013-2069 having an Effective Date of September 6, 2013 between the parties.	August 296, 2013, 2013
		Tech ID 2010-126	Costs already accounted for in Agreement# A2013-2069 having an Effective Date of September 6, 2013 between the parties.	August 29, 2013, 2013
		Tech ID 2010-079	$66,105.78	August 29, 2013
		Tech ID 2007-030	Costs already accounted for in Agreement# A2014-0165 having an Effective Date of September 6,2013between the parties.	August 29, 2013
		Tech ID 2012-066	Costs already accounted for in Agreement# A2014-0165 having an Effective Date of September 6, 2013 between the parties.	August 29, 2013
		Tech ID 2011-137	Costs already accounted for in Agreement# A2014-0165 having an Effective Date of September 6, 2013between the parties.	August 29, 2013

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Exhibit 10.4

Tech ID 2006-009	Costs already accounted for in Agreement# A2014-064 having an Effective Date of September 6, 2013 between the parties.	August 29, 2013
Tech ID 2012-111	$12,109.00	August 29, 2013
Tech ID 2013-072	$3,835.00	August 29, 2013
Total	$791,975.09

3.1(b)	Milestone fees	Milestone Events	Milestone Fees
		1. Completion of Commercialization Plan for use of Licensed Product or Licensed Service for early diagnosis of lung cancer.	***
		2. Hiring of experienced executive management, sales, and research team for the commercialization of Licensed Product or Licensed Service.	***
		3. External funding or equity financing of greater than or equal to $500,000 received by Licensee for the purpose of advancing Licensed Products and/or Licensed Service.	***
		4. CLIA validation of first Licensed Product or Licensed Service for the diagnosis and/or prognosis of lung cancer.	***
		5. Execute a Sublicense Agreement for the development and/or establishment of a research development program for lung cancer therapeutics.	(Associated fees referenced in Sections 3.1(e) and/or 20.4)
		6. Complete financing in which Licensee receives $10,000,000 or greater for the purpose of advancing Licensed Product and/or Licensed Service.	***
		7. Establishment of clinical insurance reimbursement for the diagnosis and/or prognosis of lung cancer.	***
		8. First Sale in the United States of America of the first Licensed Product or Licensed Service for the diagnosis and/or prognosis of lung cancers.	***
		9. First Sale in any country outside of the United States of America of the first Licensed Product or Licensed Service for the diagnosis and/or prognosis of lung cancer.	***

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Exhibit 10.4

3.1(c)	Upfront Fee	$5,000 due on Effective Date $95,000 due on or before May 31, 2014
3.1(d)	License Maintenance Fees	$10,000 due on May 31, 2015 $25,000 due on May 31, 2016 $50,000 due on May 31, 2017
3.1(e)	Sublicense Fees	*** of Non-Royalty Sublicensing Consideration for diagnostics and prognostics. *** of Non-Royalty Sublicensing Consideration for therapeutics.
3.1(f)	Assignment fee

For the Contract Year ending ***, the greater of *** (USD) or *** of Gross Consideration of the total transaction value received by Licensee for any transaction that includes the assignment or transfer of any portion of this Agreement.

For any Contract Year thereafter, the greater of *** (USD) or *** of Gross Consideration of the total transaction value received by Licensee for any transaction that includes the assignment or transfer of any portion of this Agreement. Assignments shall include assignments or transfers of the Agreement as part of a corporate reorganization, consolidation, merger or sale of substantially all of the assets or any other change of control

3.2	Running royalty rate (applies to Sales by Licensee, Affiliates and Sublicensees)	(a) Licensed Products and Licensed Services Covered By any claim or claims included within the Patent Rights ***
(b) Licensed Products and Licensed Services not Covered By any claim or claims included within the Patent Rights ***
3.3	Minimum royalty	$50,000 for Contract Year ending December 31, 2017 $150,000 for Contract Year ending December 31, 2018 $300,000 per each subsequent Contract Year thereafter.

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Exhibit 10.4

18. Contact Information

Licensee Contacts	Licensor Contacts

Contact for Notice:

Attn: Joseph Hernandez

302A West 12th Suite 114

New York, NY 10014

Phone: 646-707-2937

Email: hernandez_joe@yahoo.com

Accounting contact:

Attn: Joseph Hernandez

302A West 12th Suite 114

New York, NY 10014

Phone: 646-707-2937

Email: hernandez_joe@yahoo.com

Patent prosecution contact:

Attn: Joseph Hernandez

302A West 12th Suite 114

New York, NY 10014

Phone: 646-707-2937

Email: hernandez_joe@yahoo.com

Contact for Notice:

Attn: President

1524 North High Street

Columbus, Ohio 43201

Fax: 614-292-8907

Phone: 614-292-1315

E-mail: techlicensing@osu.edu

Payment and reporting contact:

Checks payable to “Ohio State Innovation Foundation”

Attn: Accounting/Compliance

1524 North High Street

Columbus, Ohio 43201

Fax: 614-292-8907

Phone: 614-292-1315

Email: OSIFCompliance@osu.edu

Patent prosecution contact:

Attn: Catherine Martineau

MacMillan, Sobanski , & Todd, LLC ; Patent, Trademark, Copyright and Intellectual Property Law

One Maritime Plaza, Fifth Floor

720 Water Street

Toledo, Ohio 43604-1853

419-255-5900 (voice)

419-255-9639 (fax)

E-mail: martineau@mstfirm.com

Internet: http//www.mstfirm.com

For Licensor Administrative Purposes Only

Changes to Standard Form Terms and Conditions	There have not been any revisions to Licensor’s standard form Terms and Conditions , except for revisions to the following sections: 7

20. Special Provision. The Parties hereby agree to the following special provisions set forth in this Section 20 with respect to this Patent & Technology License Agreement.

Section 20.1 Inter-Institutional Agreement. Pursuant to an Inter-Institutional Agreement (NIH reference number L-003-2009) having an effective date of October 23, 2008 between Licensor and National Institutes of Health (NIH), NIH has granted Licensor the ability to grant license rights in the patent indicated in Section 1 as jointly owned by Licensor and NIH.

Section 20.2 Payment Schedule for Past Patent Expenses. Licensee will repay the past patent expenses referenced in Section 3.1(a) above upon the earlier of: (1) the payment due dates on the following schedule (shown below); or (2) Licensee has cumulative external funding (any combination of government grant, government contract, or private equity) of at least $10,000,000. In the event that $10,000,000 of external funding is obtained by Licensee, all unpaid amounts of past patent expenses shall become immediately due and payable to Licensor. The payments below include interest at the rate of 3.50% per annum. Should this Agreement be terminated, all patent expenses are immediately due and payable by Licensee to Licensor.

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Exhibit 10.4

Pmt No.	Payment Date	Beginning Balance	Scheduled Payment	Total Payment	Principal	Interest	Ending Balance
1	10/31/2013	$791,975.09	$25,000.00	$25,000.00	$11,140.44	$13,859.56	$780,534.65
2	12/31/2013	$780,534.65	$25,000.00	$25,000.00	$11,335.39	$13,664.61	$769,199.21
3	7/31/2014	$769,199.21	$25,000.00	$25,000.00	$11,539.01	$13,460.99	$757,660.20
4	12/31/2014	$757,660,20	$25,000.00	$25,000.00	$11,740.94	$13,259.05	$745,919.26
5	6/30/2015	$745,919.26	95,084.92	95,084.92	$91,821.52	$3,263.40	$654,097.74
6	9/30/2015	$654,097.74	$95,084.92	$95,084.92	$92,223.24	$2,861.68	$561,874.50
7	12/31/2015	$561,874.50	$95,084.92	$95,084.92	$92,626.72	$2,458.20	$469,247.78
8	3/31/2016	$469,247.78	$95,084.92	$95,084.92	$93,031.96	$2,052.96	$376,215.83
9	6/30/2016	$376,215.83	$95,084.92	$95,084.92	$93,438.97	$1,645.94	$282,776.85
10	9/30/2016	$282,776.85	$95,084.92	$95,084.92	$93,847.77	$1,237.15	$188,929.08
11	12/31/2016	$188,929.08	$95,084.92	$95,084.92	$94,258.35	$826.56	$94,670.73
12	3/31/2017	$94,670.73	$95,084.92	$94,670.73	$94,256.55	$414.18	$0.00

Each of the Licensed Patents listed in a separate row in Section 1 shall constitute a single patent family.  The past patent expenses set forth in Section 3.1(a) are separated out and each entry corresponds to a particular single patent family identified in Section 1.  Certain of the past patent expenses for a single patent family may also be covered by one or more separate agreements between Licensor and Licensee (a “Multi-Covered Patent Expense”).  Licensor does not intend for Licensee to pay double for Multi-Covered Patent Expenses.

Section 20.3 Milestone Extension Option. Licensee shall have the one-time option to extend the deadlines for those Milestone Events specified in said Section 2.4 by three (3) months by paying a milestone extension fee of *** for each such extension. This option may only be exercised at a time when Licensee is in compliance with all of its obligations under the Agreement, including having met all milestones with deadlines prior to the date such notice is given (without giving effect to the extension resulting from the exercise of such option). In order to exercise this option, Licensee must provide Licensor written notice of its exercise of this option accompanied by payment of the milestone extension fee. Such notice must contain an affirmation from the Licensee that it is in compliance with all of its obligations under the Agreement, that it has and is currently using commercially reasonable efforts to implement the Commercialization Plan and Actively Commercialize Licensed Products or Licensed Services and that it reasonably expects to meet the milestone deadlines as extended by the exercise of such option.

Section 20.4 Therapeutic Research and Development. Licensee shall launch a research and development program for the licensed therapeutic rights pursuant to the therapeutic milestone events and fees outlined below, unless Licensee executes a Sublicense Agreement as set forth in Milestone 5 in section 2.4 above. Should Licensee not execute a Sublicense Agreement as set forth in Milestone 5, Licensee shall pay a fee of *** to the Licensor and provide a detailed Commercialization Plan for the licensed therapeutic rights to Licensor within forty-five days of the Deadline for Milestone 5.

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Exhibit 10.4

Therapeutic Milestone Events	Deadlines	Therapeutic Milestone Fees
1. In-license acquisition and/or development of therapeutic delivery platform	***	***
2. Regulatory Approval of IND filing by Regulatory Authority.	***	***
3. Dosing of first patient in a Regulatory Authority-approved Phase I Clinical Trial of Licensed Product	***	***
4. Dosing of first patient in an Regulatory Authority-approved Phase II Clinical Trial of Licensed Product	***	***
5. Dosing of first patient in a Regulatory Authority-approved Phase III Clinical Trial of Licensed Product	***	***
6. Regulatory Approval of Licensed Product in a major licensed country (e.g. US, EU country, or JP).	***	***
7. Launch of Licensed Product in a major licensed country (e.g. US, EU country, or JP).	***	***
8. Regulatory Approval of Licensed Product in a non-major licensed country. (e.g. CA, CN, or AU)	***	***
9. Launch of Licensed Product in a non-major licensed country. (e.g. CA, CN, or AU)	***	***

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Exhibit 10.4

Section 20.5 Therapeutic Research and Development Sublicense. Should Licensee sublicense the licensed therapeutic and/or treatment rights, Licensee shall require milestones at least as stringent as those outlined in section 20.4 above.

Section 20.6 Additional CLIA Product Launch. For each subsequent CLIA validation of a Licensed Product or Licensed Service for the diagnosis and/or prognosis of lung cancer, which is launched after ***, Licensee shall pay Licensor ***.

Section 20.7 First Sale of Additional Products In United States of America. For each subsequent first Sale of any new Licensed Product or Licensed Service for the diagnosis and/or prognosis of lung cancer, which are Sold or launched after *** in the United States, Licensee shall pay Licensor a fee of ***.

Section 20.8 First Sale of Additional Products in any Non-U.S.A. Country For each subsequent first Sale of any new Licensed Product or Licensed Service for the diagnosis and/or prognosis of lung cancer, Sold or launched after *** in any country outside of the United States, Licensee shall pay Licensor a fee of ***.

Section 20.9 Identification of Sublicense Partners. For each Sublicensee brought to Licensee by Licensor that results in a successful negotiation of a Sublicense Agreement, Licensee shall pay to Licensor *** within thirty (30) days of the execution of said Sublicense Agreement.

Section 20.10 Termination Penalty. Should Licensee terminate this Agreement within two years of the Effective Date, Licensee shall pay Licensor two million five hundred thousand ($2,500,000) dollars in addition to the requirements of section 7 below.

Section 20.11 Diagnostic & Prognostic Sublicense. Licensee agrees to sublicense, nonexclusively and under reasonable terms, the diagnostic and/or prognostic field of use covered only by the Patent Rights/Technology Rights identified in Section 1 as jointly owned with the NIH and as referenced in section 20.1 above, to non-profit and commercial entities requesting such a sublicense or referred by Licensor or NIH to Licensee.

21. No Other Promises and Agreements; Representation by Counsel. Licensee expressly represents and warrants and does hereby state and represent that no promise or agreement which is not herein expressed has been made to Licensee in executing this Patent & Technology License Agreement except those explicitly set forth herein and in the Terms and Conditions, and that Licensee is not relying upon any statement or representation of Licensor or its representatives. Licensee is relying on Licensee’s own judgment and has had the opportunity to be represented by legal counsel. Licensee hereby represents and warrants that Licensee understands and agrees to all terms and conditions set forth in this Patent & Technology License Agreement and said Terms and Conditions.

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Exhibit 10.4

22. Deadline for Execution by Licensee. If this Patent & Technology License Agreement is executed first by the Licensor and is not executed by the Licensee and received by the Licensor at the address and in the manner set forth in Section 18 of the Terms and Conditions within thirty (30) days of the date of signature set forth under the Licensor’s signature below, then this Patent & Technology License Agreement shall be null and void and of no further effect.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Patent & Technology License Agreement.

LICENSOR: Ohio State Innovation Foundation		LICENSEE: MICROLIN BIO, INC.

By	/s/ Timothy R. Wright	By	/s/ Joseph Hernandez
Timothy R. Wright			Joseph Hernandez
Interim President			CEO and President
Date	9/10/13	Date	9/10/13

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EXHIBIT A

Terms and Conditions of Patent & Technology License

These Terms and Conditions of Patent & Technology License (“Terms and Conditions”) are incorporated by reference into the Patent & Technology License Agreement to which they are attached. All Section references in these Terms and Conditions shall be references to provisions in these Terms and Conditions unless explicitly stated otherwise.

1.	Definitions

“Actively Commercialize” means having a commercially effective, reasonably funded (as compared to other similarly situated companies), ongoing and active research, development, manufacturing, marketing and/or sales program directed toward obtaining regulatory approval, production and/or Sales of Licensed Product(s) in a Field of Use in the Licensed Territory.

“Affiliate” means any business entity more than 50% owned by Licensee, any business entity which owns more than 50% of Licensee, or any business entity that is more than 50% owned by a business entity that owns more than 50% of Licensee.

“Agreement” means collectively (i) these Terms and Conditions, and (ii) the Patent & Technology License Agreement.

“CLIA” means Clinical Laboratory Improvement Amendments.

“Commercialization Plan” means the written commercialization plan attached as Appendix B of the Patent & Technology License Agreement.

“Contract Quarter” means the three-month periods indicated as the Contract Quarter in Section 1 of the Patent & Technology License Agreement, or any stub period thereof at the commencement of the Agreement or the expiration or termination of the Agreement.

“Contract Year” means the 12-month periods indicated as the Contract Year in Section 1 of the Patent & Technology License Agreement, or any stub period thereof at the commencement of the Agreement or the expiration or termination of the Agreement.

“…Covered By…” means a claim or claims within any pending or issued patent included in the Patent Rights claiming all, a portion, or a component or step of a Licensed Process, Licensed Product, or Licensed Service.

“Effective Date” means the date indicated as the Effective Date in Section 1 of the Patent & Technology License Agreement.

“Fair Market Value” means the cash consideration an unaffiliated, unrelated buyer would pay in an arm’s length sale of a substantially identical item sold in the same quantity, under the same terms, and at the same time and place.

“FDA” means United States Food and Drug Administration.

“Field of Use” means the field indicated as the Field of Use identified in Section 1 of the Patent & Technology License Agreement.

Licensee: [Company name] Licensor: [Name]	CONFIDENTIAL EXHIBIT A	Exclusive PLA (Physical Sciences) Page 13 of 39

Exhibit 10.4

“Government” means any agency, department or other unit of the United States of America or the State of Ohio.

“Gross Consideration” means all cash and non-cash consideration (e.g., securities).

“IND” means investigational new drug application, clinical study application, clinical trial exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

“Inventors” (or singly, “Inventor”) means the inventors identified in the definition of Patent Rights/Technology Rights in Section 1 of the Patent & Technology License Agreement.

“Licensed Process” means a method, procedure, process, or other subject matter whose practice or use is Covered By any claim or claims included within the Patent Rights or uses Technology Rights.

“Licensed Product” means any product, apparatus, kit, test having a panel of either a single nucleotide or two or more nucleotides in combination or component thereof (i) whose manufacture, use, sale, offer for sale or import is Covered By any claim or claims included within the Patent Rights or incorporates any Technology Rights, or (ii) which is made using a Licensed Process or another Licensed Product.

“Licensed Service” means performance of a service for any consideration using a Licensed Product, or the practice of a Licensed Process. For clarity, research and development of Licensed Products by Licensee, its Affiliates, or a Sublicensee does not constitute a Licensed Service.

“Licensed Subject Matter” means Patent Rights and/or Technology Rights

“Licensee” means the Party identified as the Licensee in Section 1 of the Patent & Technology License Agreement.

“Licensor” means the Party identified as the Licensor in Section 1 of the Patent & Technology License Agreement.

“Milestone Fees” means all fees identified as Milestone Fees in Section 3.1(b) of the Patent & Technology License Agreement.

“Net Sales” means the Gross Consideration from the Sale of Licensed Products, Licensed Processes, or Licensed Services less the following items directly attributable to the Sale of such Licensed Products that are specifically identified on the invoice for such Sale and borne by the Licensee, Affiliates, or Sublicensees as the seller: (a) discounts and rebates actually granted; (b) sales, value added, use and other taxes and government charges actually paid, excluding income taxes; (c) import and export duties actually paid; (d) freight, transport, packing and transit insurance charges actually paid or allowed; and (e) other amounts actually refunded, allowed or credited due to rejections or returns, but not exceeding the original invoiced amount.

“Non-Royalty Sublicensing Consideration" means the Gross Consideration received by the Licensee or its Affiliate from a Sublicensee in consideration of the grant of a sublicense under the Licensed Subject Matter (including, without limitation, license or option or distribution fees, fees to maintain license rights, and bonus/milestone payments), but excluding amounts received as running royalties, a profit share, or other revenue sharing based on Net Sales for which Licensor receives a running royalty under Section 3.2. For the avoidance of doubt, Non-Royalty Sublicensing Consideration shall not include bona fide: (a) running royalties received by Licensee or an Affiliate based on Net Sales that are royalty-bearing to Licensor under Section 3.2, (b) purchase price for Licensee’s stock or other securities not in excess of Fair Market Value, and (iii) amounts paid and used exclusively for research and development of Licensed Products or Licensed Services by Licensee.

{00182041-1}Licensee: MicroLin Bio Licensor: Ohio State Innovation Foundation	CONFIDENTIAL EXHIBIT A	Exclusive License (Life Sciences) Page 14 of 39

Exhibit 10.4

“Patent & Technology License Agreement” means the particular Patent & Technology License Agreement to which these Terms and Conditions are attached and incorporated into by reference.

“Patent Rights” means the Licensor’s rights in: (a) the patents and patent applications listed in Section 1 of the Patent & Technology License Agreement; (b) all non-provisional patent applications that claim priority to any of the provisional applications listed in Section 1 of the Patent & Technology License Agreement to the extent the claims of such non-provisional applications are entitled to claim priority to such provisional applications; (c) all divisionals, continuations and continuations-in-part (excluding new matter and claims containing new matter) of the non-provisional patent applications identified in (a) and (b), above to the extent that claims of such continuations-in-part are entitled to claim priority to at least one of the patent applications identified in (a) or (b), above; (d) all reissues, reexaminations, extensions, and foreign counterparts of any of the patents or patent applications identified in (a), (b) or (c), above; and (e) any patents that issue with respect to any of the patent applications listed in (a), (b) , (c) or (d), above.  From time to time during the term of the Agreement, upon written agreement by both Parties, Licensee and Licensor shall update the list of all patent applications and patents within the Patent Rights.

"Phase I Clinical Trial" means a controlled human clinical study that would satisfy the requirements of 21 CFR 312.21(a), designed to provide evidence of safety and tolerability, metabolism, and pharmacological activity, the adverse experiences associated with increasing doses, and, possibly, early evidence of efficacy of a Compound. Any clinical study in healthy volunteers is a Phase I Clinical Study.

"Phase II Clinical Trial" means a controlled human clinical study that would satisfy the requirements of 21 CFR 312.21(b), conducted to study the effectiveness and establish the dose range of a Product for a particular Indication in patients with the disease or condition under study, including a Phase IIA Clinical Study or Phase IIB Clinical Study.

"Phase IIA Clinical Trial" means a relatively small Phase II Clinical Study designed to study the effectiveness of a particular Product against placebo or other positive controls for a particular indication in patients with the disease or condition under study, including narrowing the optimal dose, the potential utility, and common short-term side effects of the Product.

"Phase IIB Clinical Trial" means a relatively longer and larger Phase II Clinical Study designed to study the effectiveness of different doses of a particular Product against placebo or other positive controls for a particular Indication in patients with the disease or condition under study, which is determined by the PDC to be a Phase IIB Clinical Study.

"Phase III Clinical Trial" means a large, controlled or uncontrolled Clinical Study that would satisfy the requirements of 21 CFR 312.21(c), intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling.

“Prosecution Counsel” means the law firm or attorney who is handling the prosecution of the Patent Rights. Prosecution Counsel as of the Effective Date is identified in Section 1 of the Patent & Technology License Agreement.

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Exhibit 10.4

“Quarterly Payment Deadline” means the day that is thirty (30) days after the last day of any particular Contract Quarter.

“Regulatory Approval” means the approval needed by the Regulatory Authority for a particular national jurisdiction to market, Sell and use a Licensed Product or Licensed Service in that national jurisdiction.

“Regulatory Authority” means the governmental authority responsible for granting any necessary licenses or approvals for the marketing, Sale and use of a Licensed Product or Licensed Service in a particular national jurisdiction, including without limitation FDA, European Medicines Agency or Koseisho (i.e., the Japanese Ministry of Health and Welfare).

“Sell, Sale or Sold” means any transfer or other disposition of Licensed Products or Licensed Services for which consideration is received by Licensee, its Affiliates or Sublicensees. A Sale of Licensed Products or Licensed Services will be deemed completed at the time Licensee or its Affiliate or its Sublicensee receives such consideration.

“Sublicense Agreement” means any agreement or arrangement pursuant to which Licensee (or an Affiliate or Sublicensee) grants to any third party any of the license rights granted to the Licensee under the Agreement.

“Sublicense Fee” means the fee specified in Section 3.1(e) of the Patent & Technology License Agreement.

“Sublicensee” means any entity to which an express sublicense has been granted under the Patent Rights and/or Technology Rights. For clarity, a third party wholesaler or distributor who has no significant responsibility for marketing and promotion of the Licensed Product or Licensed Services within its distribution territory or field (i.e., the third party simply functions as a reseller), and who does not pay any consideration to Licensee or an Affiliate for such wholesale or distributor rights, shall not be deemed a Sublicensee; and the resale by such a wholesaler or distributor shall not be treated as royalty bearing Net Sales by a Sublicensee provided that a royalty is being paid by Licensee for the initial transfer to the wholesaler or distributor pursuant to Section 3.2. This definition does not limit Licensee’s rights to grant or authorize sublicenses under the Agreement.

“Technology Rights” means Licensor’s rights in technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, designs, drawings or data created before the Effective Date by Inventors while employed at The Ohio State University (“OSU”) and within the Field of Use which are not Covered By any claim or claims included within the Patent Rights, but which are either (1) directly related to the Tech ID listed in Section 1 of the Patent & Technology License Agreement or (2) necessary for practicing inventions claimed in patents and/or patent applications listed in the definition of Patent Rights whether outstanding, expired or abandoned.

“Territory” means the territory so indicated as the Territory in Section 1 of the Patent & Technology License Agreement.

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Exhibit 10.4

2.	License Grant and Commercialization

2.1	Grant
(a)	Licensor grants to Licensee a royalty-bearing exclusive license under Patent Rights to manufacture, have manufactured, distribute, have distributed, use, offer for Sale, Sell, lease, loan and/or import Licensed Products in the Field of Use in the Territory and to perform Licensed Services in the Field of Use in the Territory.

(b)	Licensor grants to Licensee a royalty-bearing non- exclusive sublicense under Technology Rights to manufacture, have manufactured, distribute, have distributed, use, offer for Sale, Sell, lease, loan and/or import Licensed Products in the Field of Use in the Territory and to perform Licensed Services in the Field of Use in the Territory.

(c)	This grant is subject to (i) the payment by Licensee to Licensor of all consideration required under the Agreement, (ii) any rights of, or obligations to, the Government as set forth in Section 11.2 (Government Rights), and (iii) rights retained by Licensor to:

(1)	Publish the scientific findings from research related to the Patent Rights; and

(2)	Use the Licensed Subject Matter for teaching, research, patient care, education, and other educationally-related purposes; and

(3)	Grant rights to, and transfer material embodiments of, the Licensed Subject Matter to other academic institutions or non-profit research institutions for the purposes identified in clauses (1) and (2) above.

(d)          Licensor reserves all rights not expressly granted in the Agreement including, but not limited to, any other licenses, implied or otherwise, to any patents or other rights of Licensor, regardless of whether such patents or other rights are dominant or subordinate to any rights expressly granted in the Agreement, or are required to exploit any rights expressly granted in the Agreement.

2.2	Affiliates

Licensee may extend the license granted herein to any Affiliate provided that the Affiliate agrees in writing to be bound by the Agreement to the same extent as Licensee.  For the sake of clarity, any specific reference to “Licensee” herein shall include such Affiliate regardless of whether a specific reference to an “Affiliate” is made in such provision. Licensee agrees to deliver such written agreement to Licensor within thirty (30) calendar days following execution.

2.3	Sublicensing

Licensee has the right to grant Sublicense Agreements under the Licensed Subject Matter consistent with the terms of the Agreement, subject to the following:

(a)	A Sublicense Agreement shall not exceed the scope and rights granted to Licensee hereunder. Sublicensee must agree in writing to be bound by the applicable terms and conditions of the Agreement and shall indicate that Licensor is a third party beneficiary of the Sublicense Agreement. In the event of termination of this Agreement, continued sublicense rights shall be governed by Section 7.5(a) (Effect of Termination). Licensee has no right to grant a Sublicensee the right to grant further sub-Sublicense Agreements.

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Exhibit 10.4

(b)	Licensee shall deliver to Licensor a true, complete, and correct copy of each Sublicense Agreement granted by Licensee, Affiliate or Sublicensee, and any modification or termination thereof, within thirty (30) days following the applicable execution, modification, or termination of such Sublicense Agreement. All Sublicense Agreements will be in English.

(c)	Notwithstanding any such Sublicense Agreement, Licensee will remain primarily liable to Licensor for all of the Licensee’s duties and obligations contained in the Agreement, including without limitation the payment of running royalties due under Section 3.2 whether or not paid to Licensee by a Sublicensee. Any act or omission of a Sublicensee that would be a breach of the Agreement if performed by Licensee will be deemed to be a breach by Licensee. Each Sublicense Agreement will contain a right of termination by Licensee in the event that the Sublicensee breaches the payment or reporting obligations affecting Licensor or any other terms and conditions of the Sublicense Agreement that would constitute a breach of the Agreement if such acts were performed by Licensee.

2.4	Diligent Commercialization

Licensee by itself or through its Affiliates and Sublicensees will use diligent and commercially reasonable efforts to implement the Commercialization Plan and to Actively Commercialize Licensed Products and/or Licensed Services (as applicable) in the Field of Use within the Territory. Without limiting the foregoing, Licensee will

(a)	maintain a bona fide, funded, ongoing and active research, development, manufacturing, regulatory, marketing or sales program (all as commercially reasonable) to make License Products and/or Licensed Services commercially available to the public as soon as commercially practicable, and

(b)	fulfill the milestone events specified in Section 2.4 of the Patent & Technology License Agreement by the deadlines indicated therein.

If the obligations under this Section 2.4 are not fulfilled, Licensor may treat such failure as a breach in accordance with Section 7.3(b).

3.	Compensation

In consideration of rights granted to Licensee, Licensee will pay Licensor the following fees and royalties. All fees and royalties are not refundable and are not creditable against other fees and royalties. Each payment will reference the Patent & Technology License Agreement number and will be sent to Licensor’s payment and accounting contact in Section 18 (Notices) of the Patent & Technology License Agreement.

3.1	Non-Royalty Payments due from Licensee

(a)	Patent Expenses. Licensee will reimburse Licensor for the past patent expenses stated in Section 3.1(a) and Section 20.1 of the Patent & Technology License Agreement within fifteen (15) days after the Effective Date. The stated amount is the current estimate for past patent expenses based on invoices received by the Licensor through the stated date. Licensee’s obligations to pay all past and future patent expenses pursuant to Section 6 (Patent Expenses and Prosecution) will not be limited by such amount.

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Exhibit 10.4

(b)	Milestone Fees. Licensee will pay Milestone Fees indicated in Section 3.1(b) of the Patent & Technology License Agreement by the Quarterly Payment Deadline for the Contract Quarter in which the milestone events set forth in Section 3.1(b) of the Patent & Technology License Agreement are achieved.

(c)	Upfront Fee. Licensee will pay the amount of the Upfront Fee set forth in Section 3.1(c) of the Patent & Technology License Agreement on the Effective Date.

(d)	License Maintenance Fees. Licensee will pay license fees in the amounts set forth in Sections 3.1(d) of the Patent & Technology License Agreement in accordance with the stated schedule.

(e)	Sublicense Fees. Licensee will pay Sublicense Fees indicated in Section 3.1(e) of the Patent & Technology License Agreement on or before the Quarterly Payment Deadline for the Contract Quarter.

(f)	Assignment Fee. Licensee will pay the assignment fee set forth in Section 3.1(f) of the Patent & Technology License Agreement within fifteen (15) days of the assignment of the Agreement.

3.2	Royalties

Licensee will pay running royalties on Net Sales in each Contract Quarter on or before the Quarterly Payment Deadline for such Contract Quarter, as follows: (a) at the rate set forth in Section 3.2(a) of the Patent & Technology License Agreement on Net Sales in each Contract Quarter for Licensed Products and Licensed Services Covered By any claim or claims included within the Patent Rights; and (b) at the rate set forth in Section 3.2(b) of the Patent & Technology License Agreement on Net Sales in each Contract Quarter for Licensed Products and Licensed Services not Covered By any claim or claims included within the Patent Rights. No royalty shall be payable under this Section 3.2 with respect to (i) Sales to an Affiliate or Sublicensee of a particular unit of Licensed Product that is used by such Affiliate or Sublicensee to perform a Licensed Service if Licensor is paid a royalty on the Sale of such Licensed Service, (ii) the Sale of Licensed Products between or among Licensee, its Affiliates, and Sublicensees for re-sale purposes, provided Licensor is paid a royalty with respect to the re-sale, or (iii) payments that constitute Non-Royalty Sublicensing Consideration.

3.3	Minimum Royalties

If royalties paid to Licensor do not reach the minimum royalty amounts stated in Section 3.3 of the Patent & Technology License Agreement for the specified periods, Licensee will pay Licensor on or before the Quarterly Payment Deadline for the last Contract Quarter in the stated period an additional amount equal to the difference between the stated minimum royalty amount and the actual royalties paid to Licensor.

3.4	Non-cash Consideration

If Licensee receives or anticipates receipt of non-cash consideration from Sales or Sublicenses, the manner in which Licensor will receive its compensation under the Agreement with respect to such non-cash consideration will be negotiated in good faith and timely agreed to by the Parties.

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Exhibit 10.4

4.	Reports and Plans

The reports specified in this Section 4 will be sent to Licensor’s payment and reporting contact identified in Section 18 (Notices) of the Patent & Technology License Agreement. If Licensor requests to have information submitted in a particular format, Licensee will use reasonable efforts to comply with such request.

4.1	Quarterly Payment and Milestone Reports

On or before each Quarterly Payment Deadline, Licensee will deliver to Licensor a true and accurate report, certified by an officer of Licensee, giving such particulars of the business conducted by Licensee, its Affiliates and its Sublicensees (including copies of reports provided by Sublicensees and Affiliates to Licensee) during the preceding Contract Quarter under the Agreement as necessary for Licensor to account for Licensee’s payments, including royalties, hereunder, even if no payments are due. The reports shall continue to be delivered after the termination or expiration of the Agreement until such time as all Licensed Products permitted to be Sold after termination or expiration have been Sold or destroyed. The report shall include:

(a)	The name of the Licensee, the Patent & Technology License Agreement number, and the period covered by the report;

(b)	The name of any Affiliates and Sublicensees whose activities are also covered by the report;

(c)	Identification of each Licensed Product and Licensed Service for which any royalty payments have become payable;

(d)	Net Sales segregated on a product-by-product basis, and a country-by-country basis, or an affirmative statement that no Sales were made. The report shall also itemize the permitted deductions from the Gross Consideration used to arrive at the resulting Net Sales, on a product-by-product and country-by-country basis;

(e)	The applicable royalty rate;

(f)	An affirmative statement of whether any milestones with deadlines in that Contract Quarter under Section 2.4 and any milestones under Section 3.1(b) were met or not, and the resulting Milestone Fee payable;

(g)	Non-Royalty Sublicensing Consideration received by Licensee segregated on a Sublicense-by-Sublicense basis, or an affirmative statement that none was received;

(h)	If any consideration was received in currencies other than U.S. dollars, the report shall describe the currency exchange calculations; and

(i)	Any changes in accounting methodologies used to account for and calculate the items included in the report since the previous report.

4.2	Annual Written Progress Report and Commercialization Plan

Within forty five (45) days following the end of each Contract Year, Licensee will deliver to Licensor a true and accurate signed written progress report, that summarizes (i) Licensee’s efforts and accomplishments during the Contract Year to diligently commercialize Licensed Products and Licensed Services, and (ii) Licensee’s development and commercialization plans with respect to Licensed Products and Licensed Services for the next Contract Year. The report shall also cover such activities by Affiliates and Sublicensees. The report shall contain the following information to the extent relevant to the activities under the Agreement:

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Exhibit 10.4

(a)	The name of the Licensee, the Patent & Technology License Agreement number, the names of any Affiliates and Sublicensees, and the products and services being developed and/or commercialized;

(b)	The progress toward completing and the plans for completing the applicable milestone events pursuant to Sections 2.4 and 3.1(b); and

(c)	The research and development activities, including status and plans for obtaining any necessary Regulatory Approvals, performed during the past year, and the plans for research and development activities for the next year.

4.3	Government and Economic Development Reporting

If Licensor requests, Licensee will provide information for Licensor’s Government and economic development reporting purposes, including the following:

(a)	Number and geographic location of new full-time employees created during the past Contract Year; total number and geographic location of full-time employees of Licensee at the end of such Contract Year;

(b)	Dollar amount of new equity financing received by Licensee during the past Contract Year, and current capitalization, including number and class of outstanding securities;

(c)	Location and square footage of facilities; and

(d)	Other information required under Federal and state law.

This information shall be treated as Licensee’s Confidential Information; provided that Licensor is entitled to combine such information with similar information from other Licensor licensees and publicly report such combined aggregate information, without identifying Licensee’s separate specific applicable numbers. If and when Licensee has more than two hundred (200) full-time employees, then no further economic development reports will be required from Licensee.

5.	Payment, Records, and Audits

5.1	Payments

All amounts referred to in the Patent & Technology License Agreement are expressed in U.S. dollars without deductions for taxes, assessments, fees, or charges of any kind. Each payment will reference the agreement number set forth at the beginning of the Patent & Technology License Agreement. All payments to Licensor will be made in U.S. dollars by check or wire transfer (Licensee to pay all wire transfer fees) payable to the payee identified in Section 18 of the Patent & Technology License Agreement and sent to the payment and reporting contact in Section 18 (Notices) of the Patent & Technology License Agreement.

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Exhibit 10.4

5.2	Sales Outside the U.S.

If any currency conversion shall be required in connection with the calculation of payments hereunder, such conversion shall be made using the rate used by Licensee for its financial reporting purposes in accordance with Generally Accepted Accounting Principles (or foreign equivalent) or, in the absence of such rate, using the average of the buying and selling exchange rate for conversion between the foreign currency and U.S. Dollars, for current transactions as reported in The Wall Street Journal on the last business day of the Contract Quarter to which such payment pertains. Licensee may not make any tax withholdings from payments to Licensor, but Licensor agrees to supply to Licensee, upon written request, appropriate evidence from appropriate U.S. governmental agencies showing that Licensor is a resident of the United States of America for purposes of the U.S. income tax laws and is tax-exempt under such income tax laws.

5.3	Late Payments

Amounts that are not paid when due will accrue a late charge from the due date until paid, at a rate equal to 1.0% per month (or the maximum allowed by law, if less).

5.4	Records

For a period of six (6) years after the Contract Quarter to which the records pertain, Licensee agrees that it and its Affiliates and Sublicensees will each keep complete and accurate records of their Sales, Net Sales, Milestone Fees, and Non-Royalty Sublicensing Consideration in sufficient detail to enable such payments to be determined and audited.

5.5	Auditing

Licensee and its Affiliates will permit Licensor or its representatives, at Licensor’s expense, to periodically examine books, ledgers, and records during regular business hours, at Licensee’s or its Affiliate’s place of business, on at least thirty (30) days advance notice, to the extent necessary to verify any payment or report required under the Agreement. For each Sublicensee, Licensee shall obtain such audit rights for Licensor or itself. If Licensee obtains such audit rights for itself, it will promptly conduct an audit of the Sublicensee’s records upon Licensor’s request, and Licensee will furnish to Licensor a copy of the findings from such audit. No more than one audit of Licensee, each Affiliate, and each Sublicensee shall be conducted under this Section 5.5 in any calendar year. If any amounts due Licensor have been underpaid, then Licensee shall immediately pay Licensor the amount of such underpayment plus accrued interest due in accordance with Section 5.3. If the amount of underpayment is equal to or greater than 5% of the total amount due for the records so examined, Licensee will pay the cost of such audit. Such audits may, at Licensor’s sole discretion, consist of a self-audit conducted by Licensee at Licensee’s expense and certified in writing by an authorized officer of Licensee. All information examined pursuant to this Section 5.5 shall be deemed to be the Confidential Information of the Licensee.

6.	Patent Expenses and Prosecution

6.1	Patent Expenses

Licensee shall pay for all past documented, out-of-pocket expenses incurred by Licensor for filing, prosecuting, defending and maintaining Patent Rights and related patent searches through the Effective Date of the Agreement, including those identified in Section 3.1(a) of the Patent & Technology License Agreement, and all such future expenses incurred by Licensor, for so long as, and in such countries as the Agreement remains in effect. Licensee will pay all patent expenses (except for the payment called for under Section 3.1(a)), including past expenses that have not been invoiced as of the date indicated in Section 3.1(a) of the Patent & Technology License Agreement and future expenses, within thirty (30) days after Licensee’s receipt of an invoice. At the election of Licensor, Licensee will either pay Prosecution Counsel directly for patent expenses or will reimburse Licensor for such patent expenses. Patent expense payment delinquencies (whether owed directly to Prosecution Counsel or to Licensor) will be considered a payment default under Section 7.3(a).

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Exhibit 10.4

6.2	Direction of Prosecution

Licensor will confer with Licensee to develop a strategy for the prosecution and maintenance of Patent Rights. Licensor will request that copies of all documents prepared by the Prosecution Counsel for submission to governmental patent offices be provided to Licensee for review and comment prior to filing, to the extent practicable under the circumstances. At its discretion, Licensor may allow Licensee to instruct Prosecution Counsel directly, provided, that (a) Licensor will maintain final authority in all decisions regarding the prosecution and maintenance of the Patent Rights, (b) Licensor may revoke this authorization to instruct Prosecution Counsel directly at any time, and (c) the Prosecution Counsel remains counsel to the Licensor with an appropriate contract (and shall not jointly represent Licensee unless requested by Licensee and approved by Licensor, and an appropriate engagement letter and conflict waiver are in effect). If Licensee wishes to instruct Prosecution Counsel directly or change Prosecution Counsel, Licensee may request to do so by following the Licensor’s procedures for such. Licensor reserves in its sole discretion the ability to change Prosecution Counsel and to approve or disapprove any requested changes by Licensee. The Parties agree that they share a common legal interest to get valid enforceable patents and that Licensee will maintain as privileged all information received pursuant to this Section.

6.3	Ownership

All patent applications and patents will be in the name of Licensor (and any co-owner identified in Section 1 of the Patent & Technology License Agreement) and owned by Licensor (and such co-owner, if any). No payments due under the Agreement will be reduced as the result of co-ownership interests in the Patent Rights by Licensee or any other party.

6.4	Foreign Filings

In addition to the U.S., the Patent Rights shall, subject to applicable bar dates, be pursued in such foreign countries as Licensee so designates in writing to Licensor in sufficient time to reasonably enable the preparation of such additional filings, and in those foreign countries in which Licensor has filed applications prior to the Effective Date. If Licensee does not choose to pursue patent rights in a particular foreign country and Licensor chooses to do so, Licensee shall so notify Licensor and thereafter said patent application or patent shall no longer be included in the Patent Rights and Licensee shall have no further rights thereto. Licensor shall have the right to make alternative arrangements with Licensee for upfront payment of foreign patent expenses.

6.5	Withdrawal from Paying Patent Costs

If at any time Licensee wishes to cease paying for any costs for a particular Patent Right or for patent prosecution in a particular jurisdiction, Licensee must give Licensor at least ninety (90) days prior written notice and Licensee will continue to be obligated to pay for the patent costs which reasonably accrue during said notice period. Thereafter, said patent application or patent shall no longer be included in the Patent Rights and Licensee shall have no further rights thereto.

6.6	U.S. Patent and Trademark Office Entity Size Status

Licensee represents that as of the Effective Date the entity size status of Licensee in accordance with the regulations of the U.S. Patent and Trademark Office is as set forth in Section 1 of the Patent & Technology License Agreement. Licensee will inform Licensor in writing on a timely basis of any change in its U.S. Patent and Trademark Office entity size status.

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Exhibit 10.4

7.	Term and Termination

7.1	Term

Unless earlier terminated as provided herein, the term of the Agreement will commence on the Effective Date and continue until the last date of expiration or termination of the Patent Rights, or if Technology Rights are licensed and no Patent Rights are applicable, for a term of 20 years.

7.2	Termination by Licensee

Licensee, at its option, may terminate the Agreement by providing Licensor written notice of intent to terminate, which such termination effective will be ninety (90) days following receipt of such notice by Licensor.

7.3	Termination by Licensor

Licensor, at its option, may immediately terminate the Agreement, or any part of Licensed Subject Matter, or any part of Field of Use, or any part of Territory, or the exclusive nature of the license grant, upon delivery of written notice to Licensee of Licensor’s decision to terminate, if any of the following occur:

(a)	Licensee becomes in arrears in any payments due under the Agreement, and Licensee fails to make the required payment within thirty (30) days after delivery of written notice from Licensor; or

(b)	Licensee is in breach of any non-payment provision of the Agreement, and does not cure such breach within ninety (90) days after delivery of written notice from Licensor;

(c)	Licensor delivers notice to Licensee of three or more actual breaches of the Agreement in any 12-month period, even in the event that Licensee cures such breaches in the allowed period; or

(d)	Licensee or its Affiliate or Sublicensee initiates any proceeding or action to challenge the validity, enforceability, or scope of one or more of the Patent Rights, or assist a third party in pursuing such a proceeding or action.

7.4	Other Conditions of Termination

The Agreement will terminate:

(a)	Immediately without the necessity of any action being taken by Licensor or Licensee, (i) if Licensee files a bankruptcy action or becomes bankrupt or insolvent, or (ii) Licensee’s Board of Directors elects to liquidate its assets or dissolve its business, or (iii) Licensee ceases its business operations, or (iv) Licensee makes an assignment for the benefit of creditors, or (v) if the business or assets of Licensee are otherwise placed in the hands of a receiver, assignee or trustee, whether by voluntary act of Licensee or otherwise; or

(b)	At any time by mutual written agreement between Licensee and Licensor.

7.5	Effect of Termination

If the Agreement is terminated for any reason:

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Exhibit 10.4

(a)	All rights and licenses of Sublicensees shall terminate upon termination of the Agreement; provided however, if the Sublicense Agreement is for all of the Field of Use for all of the Territory, and the Sublicensee is in good standing and agrees in writing to assume all of the obligations of Licensee and provides Licensor with written notice thereof within thirty (30) days after termination of the Agreement, then such Sublicense Agreement shall survive; and

(b)	Licensee shall cease making, having made, distributing, having distributed, using, selling, offering to sell, leasing, loaning and importing any Licensed Products and performing Licensed Services by the effective date of termination; and

(c)	Licensee shall tender payment of all accrued royalties and other payments due to Licensor as of the effective date of termination; and

(d)	Nothing in the Agreement will be construed to release either Party from any obligation that matured prior to the effective date of termination; and

(e)	The provisions of Sections 8 (Confidentiality), 9 (Infringement and Litigation), 11 (Representations and Disclaimers), 12 (Limit of Liability), 13 (Indemnification), 14 (Insurance), 17 (Use of Name), 18 (Notices), and 19 (General Provisions) will survive any termination or expiration of the Agreement. In addition, the provisions of Sections 3 (Compensation), 4.1 (Quarterly Payment and Milestone Reports), 5 (Payment, Records and Audits), and 6.1 (Patent Expenses), and 20.2 (Payment Schedule for Past Patent Expenses) shall survive with respect to all activities and payment obligations accruing prior to the termination or expiration of the Agreement.

8.	Confidentiality

8.1	Definition

“Confidential Information” means all information that is of a confidential and proprietary nature to Licensor or Licensee and provided by one Party to the other Party under the Agreement.

8.2	Protection and Marking

Licensor and Licensee each agree that all Confidential Information disclosed in tangible form, and marked “confidential” and forwarded to one by the other, or if disclosed orally, is designated as confidential at the time of disclosure: (i) is to be held in strict confidence by the receiving Party, (ii) is to be used by and under authority of the receiving Party only as authorized in the Agreement, and (iii) shall not be disclosed by the receiving Party, its agents or employees without the prior written consent of the disclosing Party or as authorized in the Agreement. Licensee has the right to use and disclose Confidential Information of Licensor reasonably in connection with the exercise of its rights under the Agreement, including without limitation disclosing to Affiliates, Sublicensees, potential investors, acquirers, and others on a need to know basis, if such Confidential Information is provided under conditions which reasonably protect the confidentiality thereof. Each Party’s obligation of confidence hereunder includes, without limitation, using at least the same degree of care with the disclosing Party’s Confidential Information as it uses to protect its own Confidential Information, but always at least a reasonable degree of care.

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Exhibit 10.4

8.3	Confidentiality of Terms of Agreement

Each Party agrees not to disclose to any third party the terms of the Agreement without the prior written consent of the other Party hereto, except each Party may disclose the terms of the Agreement: (a) to advisors, actual or potential Sublicensees, acquirers or investors, and others on a need to know basis, in each case, under appropriate confidentiality obligations substantially similar to those of this Section 8; and (b) to the extent necessary to comply with applicable laws and court orders (including, without limitation, Ohio Public Records laws, as may be amended from time to time, other open records laws, decisions and rulings, and securities laws, regulations and guidance). If the Agreement is not for all fields of use, then Licensor may disclose the Field of Use to other potential third party licensees. Notwithstanding the foregoing, the existence of the Agreement shall not be considered Confidential Information.

8.4	Disclosure Required by Court Order or Law

If the receiving Party is required to disclose Confidential Information of another Party hereto, or any terms of the Agreement, pursuant to the order or requirement of a court, administrative agency, or other governmental body or applicable law, the receiving Party may disclose such Confidential Information or terms to the extent required, provided that the receiving Party shall use reasonable efforts to provide the disclosing Party with reasonable advance notice thereof to enable the disclosing Party to seek a protective order and otherwise seek to prevent such disclosure. To the extent that Confidential Information so disclosed does not become part of the public domain by virtue of such disclosure, it shall remain Confidential Information protected pursuant to Section 8.

8.5	Copies

Each Party agrees not to copy or record any of the Confidential Information of the other Party, except as reasonably necessary to exercise its rights or perform its obligations under the Agreement, and for archival and legal purposes.

8.6	Continuing Obligations

Subject to the exclusions listed in Section 8.7, the Parties’ confidentiality obligations under the Agreement will survive termination of the Agreement and will continue for a period of three (3) years thereafter.

8.6	Exclusions

Information shall not be considered Confidential Information of a disclosing Party under the Agreement to the extent that the receiving Party can establish by competent written proof that such information:

(a)	Was in the public domain at the time of disclosure; or

(b)	Later became part of the public domain through no act or omission of the recipient Party, its employees, agents, successors or assigns in breach of the Agreement; or

(c)	Was lawfully disclosed to the recipient Party by a third party having the right to disclose it not under an obligation of confidentiality; or

(d)	Was already known by the recipient Party at the time of disclosure; or

(e)	Was independently developed by the recipient Party without use of the disclosing Party’s Confidential Information.

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Exhibit 10.4

8.8	Copyright Notice

The placement of a copyright notice on any Confidential Information will not be construed to mean that such information has been published and will not release the other Party from its obligation of confidentiality hereunder.

9.	Infringement and Litigation

9.1	Notification

If either Licensor’s designated office for technology commercialization or Licensee becomes aware of any infringement or potential infringement of Patent Rights, each Party shall promptly notify the other of such in writing.

9.2	Licensee’s Enforcement Rights

Licensee shall enforce the Patent Rights against any infringement by a third party in the Field in the Territory.  Licensee shall be responsible for payment of all fees and expenses associated with such enforcement incurred by Licensee and incurred by Licensor in providing cooperation or joining as a party as provided in Section 9.4.  Any monetary recovery for actual damages or punitive damages, in excess of Licensee’s documented, third-party expenses in enforcing the Patent Rights and amounts actually reimbursed by Licensee to Licensor under this Section 9.2 shall be shared by Licensee with Licensor in the same manner as Non-Royalty Sublicensing Consideration.

9.3	Licensor’s Enforcement Rights

If Licensee does not file suit within six (6) months after a written request by Licensor to initiate an infringement action, then Licensor shall have the right, at its sole discretion, to bring suit to enforce any Patent Right licensed hereunder against the infringing activities, with Licensor retaining all recoveries from such enforcement. If Licensor pursues such infringement action, Licensor may, as part of the resolution of such efforts, grant non-exclusive license rights to the alleged infringer notwithstanding Licensee’s exclusive license rights.

9.4	Cooperation between Licensor and Licensee

In any infringement suit or dispute, the Parties agree to cooperate fully with each other. At the request of the Party bringing suit, the other Party will permit reasonable access after reasonable advance notice to all relevant personnel, records, papers, information, samples, specimens, etc., during regular business hours.

If it is necessary to name Licensor as a party in such action, then Licensee must first obtain Licensor’s and the Ohio Attorney General’s prior written permission, which permission shall not be unreasonably withheld, provided that Licensor shall have reasonable prior input on choice of counsel on any matter where such counsel represents Licensor, and Licensee and such counsel agree to follow all required procedures of the Ohio Attorney General regarding retention of outside counsel for state entities.

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Exhibit 10.4

9.5	Contest of Validity

(a)            In the event Licensee or its Sublicensee(s) (or a third party on its behalf) files any action contesting the validity or enforceability of any Patent Rights and the provision in Section 7.3(d) is unenforceable, the Licensee (or its Sublicensee(s), if such Sublicensee filed the action) shall pay a royalty rate of one and a half (1.5) times the royalty rate specified in Section 3.2 for all Net Sales. Moreover, should the outcome of such contest determine that any claim of the Patent Rights challenged is both valid and would be infringed by a Licensed Product, Licensed Process, or Licensed Service sold by Licensee (or its Sublicensee(s) if such Sublicensee filed the action), if not for the license granted by this Agreement, Licensee (or its Sublicensee(s), if such Sublicensee filed the action) shall thereafter, and for the remaining term of this Agreement, pay a royalty rate of two (2) times the royalty rate specified in Section 3.2 for all Net Sales.

(b)            In the event that Licensee or its Sublicensee(s) contests the validity or enforceability of any Patent Rights during the term of this Agreement, Licensee agrees (and shall require its Sublicensee(s) to agree) to pay to Licensor all royalties due under the Agreement during the period of challenge. For the sake of clarity, such amounts shall not be paid into any escrow or other account, but directly to Licensor, and shall not be refunded.

(c)            In the event that a validity or non-infringement challenge of any Patent Rights brought by Licensee is successful, Licensee shall have no right to recoup any royalties paid before or during the period challenge.

10.	Export Compliance

10.1         Licensee shall observe all applicable United States and foreign laws and regulations with respect to the research, development, manufacture, marketing and transfer of Licensed Products and related technical data, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulation (collectively, the “Export Laws”). To this end, Licensee shall take all actions necessary to comply with the Export Laws. Licensee hereby represents and covenants that Licensee:

(i)	Is neither a national of nor controlled by a national of any country to which the United States prohibits the export or re-export of goods, services, or technology;

(ii)	Is not a person specifically designated as ineligible to export from the United States or deal in U.S.-origin goods, services, or technologies;

(iii)	Shall not export or re-export, directly or indirectly, any goods, services, or technology, to any country or person (including juridical persons) to which the United States prohibits the export of goods, technology or services; and

(iv)	In the event that a United States government license or authorization is required for an export or re-export of goods, services, or technology (including technical information acquired from Licensor under this Agreement and/or any products created by using such technical information or any part thereof), the Licensee shall obtain any necessary United States government license or other authorization prior to undertaking the export or re-export.

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Exhibit 10.4

Licensee shall include a provision in its agreements, substantially similar to this Section 10, with its Sublicensees, third party wholesalers and distributors, and physicians, hospitals or other healthcare providers who purchase a Licensed Product, requiring that these parties comply with all then-current applicable export laws and regulations and other applicable laws and regulations.

11.	Representations and Disclaimers

11.1	Licensor Representations

Except for the rights, if any, of the Government as set forth in Section 11.2, Licensor represents and warrants to Licensee that to the knowledge of Licensor’s designated office for technology commercialization (i) Licensor is the owner or agent of the entire right, title, and interest in and to Patent Rights (other than the right, title and interest of any joint owner identified in Section 1 of the Patent & Technology License Agreement), (ii) Licensor has the right to grant the license and sublicense hereunder, and (iii) Licensor has not knowingly granted and will not knowingly grant licenses or other rights under the Patent Rights that are in conflict with the terms and conditions in the Agreement.

11.2	Government Rights

Licensee understands that Licensed Subject Matter may have been developed under a funding agreement with Government and, if so, that Government may have certain rights relative thereto. The Agreement is made subject to the Government’s rights under any such agreement (NIH reference number L-003-2009) and under any applicable Government law or regulation. To the extent that there is a conflict between any such agreement, such applicable law or regulation and the Agreement, the terms of such Government agreement, and applicable law or regulation, shall prevail. Licensee agrees that, to the extent required by U.S. laws and regulations, Licensed Products used or Sold in the U.S. will be manufactured substantially in the U.S., unless a written waiver is obtained in advance from the U.S. Government.

11.3	Licensor Disclaimers

EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 11.1, LICENSEE UNDERSTANDS AND AGREES THAT LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, AS TO THE LICENSED PRODUCTS OR LICENSED SERVICES, OR AS TO THE OPERABILITY OR FITNESS FOR ANY USE OR PARTICULAR PURPOSE, MERCHANTABILITY, SAFETY, EFFICACY, APPROVABILITY BY REGULATORY AUTHORITIES, TIME AND COST OF DEVELOPMENT, PATENTABILITY, NONINFRINGEMENT, AND/OR BREADTH OF PATENT RIGHTS. LICENSOR MAKES NO REPRESENTATION AS TO WHETHER ANY CLAIM OR PATENT WITHIN PATENT RIGHTS IS VALID, OR AS TO WHETHER THERE ARE ANY PATENTS NOW HELD, OR WHICH WILL BE HELD, BY OTHERS OR BY LICENSOR THAT MIGHT BE REQUIRED FOR USE OF PATENT RIGHTS IN FIELD OF USE. NOTHING IN THE AGREEMENT WILL BE CONSTRUED AS CONFERRING BY IMPLICATION, ESTOPPEL OR OTHERWISE ANY LICENSE OR RIGHTS TO ANY PATENTS OR TECHNOLOGY OF LICENSOR OTHER THAN THE PATENT RIGHTS, WHETHER SUCH PATENTS ARE DOMINANT OR SUBORDINATE TO THE PATENT RIGHTS, OR THE TECHNOLOGY RIGHTS SPECIFICALLY DESCRIBED HEREIN.

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Exhibit 10.4

11.4	Licensee Representation

By execution of the Agreement, Licensee represents, acknowledges, covenants and agrees (a) that Licensee has not been induced in any way by Licensor or its employees to enter into the Agreement, and (b) that Licensee has been given an opportunity to conduct sufficient due diligence with respect to all items and issues pertaining to this Section 11 (Representations and Disclaimers) and all other matters pertaining to the Agreement; and (c) that Licensee has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct the due diligence, and (c) that Licensee accepts all risks inherent herein. Licensee represents that it is a duly organized, validly existing entity of the form indicated in Section 1 of the Patent & Technology License Agreement, and is in good standing under the laws of its jurisdiction of organization as indicated in Section 1 of the Patent & Technology License Agreement, and has all necessary corporate or other appropriate power and authority to execute, deliver and perform its obligations hereunder.

12.	Limit of Liability

IN NO EVENT SHALL LICENSOR, OSU, OR THEIR INVENTORS, OFFICERS, EMPLOYEES, STUDENTS, TRUSTEES, AGENTS OR AFFILIATED ENTERPRISES, BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR REVENUE) ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER ANY SUCH PARTY KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES. OTHER THAN FOR CLAIMS AGAINST LICENSEE FOR INDEMNIFICATION (SECTION 13) OR FOR MISUSE OR MISAPPROPRIATION OR INFRINGEMENT OF LICENSOR’S INTELLECTUAL PROPERTY RIGHTS, LICENSEE WILL NOT BE LIABLE TO LICENSOR FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR REVENUE) ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER LICENSEE KNOWS OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

13.	Indemnification

13.1	Indemnification Obligation

Licensee agrees to hold harmless, defend and indemnify Licensor, OSU, and their officers, employees, students, inventors, trustees, agents, and consultants (“Indemnified Parties”) from and against any liabilities, damages, causes of action, suits, judgments, liens, penalties, fines, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and other expenses of litigation) (collectively “Liabilities”) resulting from claims or demands brought by third parties against an Indemnified Party on account of any injury or death of persons, damage to property, or any other damage or loss arising out of or in connection with the Agreement or the exercise or practice by or under authority of Licensee, its Affiliates or their Sublicensees, or third party wholesalers or distributors, or physicians, hospitals or other healthcare providers who purchase a Licensed Product, of the rights granted hereunder. Licensee shall have no responsibility or obligation under the section for any Liabilities to the extent caused by the gross negligence or willful misconduct by Licensor.

14.	Insurance

14.1	Insurance Requirements

Prior to any Licensed Product being used or Sold (including for the purpose of obtaining Regulatory Approval), and prior to any Licensed Service being performed by Licensee, an Affiliate, or by a Sublicensee, and for a period of five years after the Agreement expires or is terminated, Licensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance in commercially reasonable and appropriate amounts for the Licensed Product being used or Sold or the Licensed Service being performed. Licensee shall use commercially reasonable efforts to have Licensor, its officers, employees named as additional insureds. Such commercial general liability insurance shall provide, without limitation: (i) product liability coverage; (ii) broad form contractual liability coverage for Licensee’s indemnification under the Agreement; and (iii) coverage for litigation costs.

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Exhibit 10.4

14.2	Evidence of Insurance and Notice of Changes

Upon request by Licensor, Licensee shall provide Licensor with written evidence of such insurance. Additionally, Licensee shall provide Licensor with written notice of at least sixty (60) days prior to Licensee cancelling, not renewing, or materially changing such insurance.

15.	Assignment

The Agreement may not be assigned by Licensee without the prior written consent of Licensor, which consent will not be unreasonably withheld. For any permitted assignment to be effective, (a) Licensee must be in good standing under this Agreement, (b) the Licensee must pay Licensor the assignment fee pursuant to Section 3.1(f), and (c) the assignee must assume in writing (a copy of which shall be promptly provided to Licensor) all of Licensee’s interests, rights, duties and obligations under the Agreement and agree to comply with all terms and conditions of the Agreement as if assignee were an original Party to the Agreement.

16.	Governmental Markings

16.1	Patent Markings

Licensee agrees that all Licensed Products Sold by Licensee, Affiliates, and Sublicensees will be marked in accordance with each country’s patent marking laws, including Title 35, U.S. Code, in the United States.

16.2	Governmental Approvals and Marketing of Licensed Products and or Licensed Services

Licensee will be responsible for obtaining all necessary governmental approvals for the development, production, distribution, Sale, and use of any Licensed Product or performance of any Licensed Service, at Licensee’s expense, including, without limitation, any safety studies. Licensee will have sole responsibility for any warning labels, packaging and instructions as to the use and the quality control for any Licensed Product or Licensed Service.

16.3	Foreign Registration and Laws

Licensee agrees to register the Agreement with any foreign governmental agency that requires such registration; and Licensee will pay all costs and legal fees in connection with such registration. Licensee is responsible for compliance with all foreign laws affecting the Agreement or the Sale of Licensed Products and Licensed Services to the extent there is no conflict with United States law, in which case United States law will control.

17.	Use of Name

Licensee will not use the name, trademarks or other marks of Licensor or OSU without the advance written consent of Licensor or OSU. Licensor or OSU may use Licensee’s name and logo for annual reports, brochures, website and internal reports without prior consent.

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Exhibit 10.4

18.	Notices

Any notice or other communication of the Parties required or permitted to be given or made under the Agreement will be in writing and will be deemed effective when sent in a manner that provides confirmation or acknowledgement of delivery and received at the address set forth in Section 18 of the Patent & Technology License Agreement (or as changed by written notice pursuant to this Section 18). Notices required under the Agreement may be delivered via E-mail provided such notice is confirmed in writing as indicated.

Notices shall be provided to each Party as specified in the “Contact for Notice” address set forth in Section 18 of the Patent & Technology License Agreement. Each Party shall update the other Party in writing with any changes in such contact information.

19.	General Provisions

19.1	Binding Effect

The Agreement is binding upon and inures to the benefit of the Parties hereto, their respective executors, administrators, heirs, permitted assigns, and permitted successors in interest.

19.2	Construction of Agreement

Headings are included for convenience only and will not be used to construe the Agreement. The Parties acknowledge and agree that both Parties substantially participated in negotiating the provisions of the Agreement; therefore, both Parties agree that any ambiguity in the Agreement shall not be construed more favorably toward one Party than the other Party, regardless of which Party primarily drafted the Agreement.

19.3	Counterparts and Signatures

The Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A Party may evidence its execution and delivery of the Agreement by transmission of a signed copy of the Agreement via facsimile or email. In such event, the Party shall promptly provide the original signature page(s) to the other Party.

19.4	Compliance with Laws

Licensee will comply with all applicable federal, state and local laws and regulations, including, without limitation, all export laws and regulations.

19.5	Governing Law

The Agreement will be construed and enforced in accordance with laws of the State of Ohio, without regard to choice of law and conflicts of law principles.

19.6	Modification

Any modification of the Agreement will be effective only if it is in writing and signed by duly authorized representatives of both Parties. No modification will be made by email communications.

19.7	Severability

If any provision hereof is held to be invalid, illegal or unenforceable in any jurisdiction, the Parties hereto shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties, and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such other provisions in any other jurisdiction, so long as the essential essence of the Agreement remains enforceable.

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Exhibit 10.4

19.8	Third Party Beneficiaries

Nothing in the Agreement, express or implied, is intended to confer any benefits, rights or remedies on any entity, other than the Parties, OSU and their permitted successors and assigns. However, if there is a joint owner of any Patent Rights identified in Section 1 of the Patent & Technology License Agreement (other than Licensee), then Licensee hereby agrees that the following provisions of these Terms and Conditions extend to the benefit of the co-owner identified therein (excluding the Licensee to the extent it is a co-owner) as if such co-owner was identified in each reference to the Licensor: the retained rights under clause (b) of Section 2.1; Section 11.3 (Licensor Disclaimers); Section 12 (Limitation of Liability); Section 13 (Indemnification); Section 14.1 (Insurance Requirements); Section 17 (Use of Name); and Section 19.10 (Sovereign Immunity, if applicable).

19.9	Waiver

Neither Party will be deemed to have waived any of its rights under the Agreement unless the waiver is in writing and signed by such Party. No delay or omission of a Party in exercising or enforcing a right or remedy under the Agreement shall operate as a waiver thereof.

19.10	Sovereign Immunity

Nothing in the Agreement shall be deemed or treated as any waiver of OSU’s sovereign immunity.

19.11	Entire Agreement

The Agreement constitutes the entire Agreement between the Parties regarding the subject matter hereof, and supersedes all prior written or verbal agreements, representations and understandings relative to such matters.

19.12	Claims Against Licensor for Breach of Agreement

Licensee acknowledges that any claim for breach of the Agreement asserted by Licensee against Licensor shall be brought in a court of competent jurisdiction in Ohio and this is Licensee’s sole and exclusive process for seeking a remedy for any and all alleged breaches of the Agreement by Licensor.

19.13	Grant of Security Interest

Licensee hereby grants to Licensor a security interest in and to Licensee's rights under the Patent & Technology License Agreement, as collateral security for the payment by Licensee of any and all sums which may be owed from time to time by Licensee to Licensor. Licensor shall have all rights of a secured party as specified in the Uniform Commercial Code relative to this security interest and the enforcement thereof. Licensee hereby authorizes Licensor to file with the appropriate governmental agencies appropriate UCC-1 financing statements to evidence this security interest.

— END OF EXHIBIT A —

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Exhibit 10.4

EXHIBIT B

COMMERCIALIZATION PLAN

EXIHIBIT C

PATENT APPLICATIONS

TECH ID	APP. Title	TERR.	PAT. APP#	Filing Date
2006-008 Joint with NIH	MicroRNA-Based Methods and Compositions for the Diagnosis, Prognosis and Treatment of Lung Cancer	PCT	PCT/US2007/000103	01/03/2007
2006-008-06 Joint with NIH		US	7,943,318 ISSUED	07/03/2008
2006-008-03 Joint with NIH		AU	2007205234 ISSUED	07/03/2008
2006-008-04 Joint with NIH		CA	2,633,674	06/18/2008
2006-008-05 Joint with NIH		EU	07717734.3	07/03/2008
2006-008-07 Joint with NIH		CN	ZL200780006750.8 ISSUED	08/26/2008
2006-008-08 Joint with NIH		JP	2008-549549	07/07/2008
2006-008-10 Joint with NIH		JP	59-3172050	09/08/2008
2006-008-12 Joint with NIH		US	8,367,710 ISSUED	03/30/2011
2006-008-13 Joint with NIH		US	8,377,637 ISSUED	03/30/2011
2006-008-16 Joint with NIH		EU	12165748.0 ALLOWED	04/26/2012
2006-008-17 Joint with NIH		EU	12165740.7	04/26/2012
2006-008-18 Joint with NIH			12165478.0	04/26/2012
2006-008-19 Joint with NIH		AU	2012-238336	12/18/2012
2006-008-020 Joint with NIH		AU	2007-205234	10/11/2012

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Exhibit 10.4

2006-008-021 Joint with NIH		CN	CN1210312507.1	03/21/2013
2006-008-33 Joint with NIH			2011-552098
2006-009	Compositions and Methods for the Diagnosis and Therapy of BCL-2 Associated Cancers	au	2006291165 ALLOWED	09/11/06
2006-009		ca	2,621,441	09/11/06
2006-009		cn	ZL200680039776.8 ISSUED	09/11/06
2006-009		cn	2012-10380806.9	10/10/12
2006-009		ep	06814375.9	09/11/06
2006-009		jp	2008-531200	09/11/06
2006-009		jp	2013-081761	09/11/06
2006-009		us	11/991,773 allowed	05/14/08
2006-138	MicroRNA-Based Methods and Compositions for the Diagnosis, Prognosis and Treatment of Solid Cancers	PCT	PCT/US2007/00159	01/03/2007
2006-138-03		CA	2,633,754 ALLOWED	01/03/2007
2006-138-58		CA	2811486	03/29/2013
2006-138-07		JP	2008-549555	01/03/2007
2006-138-50		JP	2012-183280	09/08/2012

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Exhibit 10.4

2006-138-04		AU	2007-205163	07/03/2008
2006-138-09		HK	09108431.1	01/03/2007
2006-138-12		CN	2007-80005821.2	01/03/2007
2006-138-06		US	8,148,069 ISSUEd	07/03/2008
2006-138-11		US	13/405,517	02//27/2012
2006-138-12		US	13/405,533	02//27/2012
2006-138-13		US	13,/405,543	02/27/2012
2006-138-18		US	13/406,618	02/28/2012
2006-138-24		US	13/407,894	02/29/2012
2006-138-05		EU	07717903.4	01/03/2007
2006-138-57		EU	12151246.8	03/05/2012
2006-138-55		EU	12154298.9	01/03/2007
2006-138-56		EU	12154300.3	01/03/2007
2006-138-47		EU	12154307.8	01/03/2007
2006-138-45		EU	12154326.8 ******	03/05/2012
2006-138-27		EU	12154345.8	03/01/2012
2006-138-33		EU	12154351.6	03/01/2012

2007-028	Ultraconserved Regions Encoding ncRNAs	AU	2008283997	02/11/10

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Exhibit 10.4

2007-028		CA	2,695,514	02/03/10
2002007-028		CN	2008-80108689.2	08/04/08
2007-028		EP	08782609.5	02/04/10
2007-028		JP	2010-519269	01/28/10
2007-028		US	12/672,014 ALLOWED	02/03/10
2007-030	Methods for Identifying Fragile Histidine Triad (Fhit) Interaction and Uses Thereof (this application has broad claims that could be amended to include lung and colon)	AU	2008316577 *****	04/27/10
2007-030		CA	2,703,707 *****	04/23/10
2007-030		CN	200880119206.9 *****	10/27/08
2007-030		EP	08841700.1 *****	04/26/10
2007-030		JP	2010-531311 *****	04/26/10
2007-030		US	12/739,541 *****	02/25/11

2007-159-06	METHODS FOR REVERTING METHYLATION BY TARGETING DNMT3A AND DNMT3B	AU	2008282318	07/30/2008
2007-159-03		US	8,367,632 ISSUED	02/01/2012

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Exhibit 10.4

2007-159-08		EU	08796821.0	07/30/2008
2007-159-09		CA	2695184	01/29/2010
2007-159-10		CN	200880108625.2	03/25/2010
2007-159-11		JP	2010-520,144	01/28/2010
2007-159-12		US	13/740,345	01/14/2013
2010-079-02	Materials and methods useful for affecting tumor cell growth, migration and invasion	AU	2010321555	05/15/2012
2010-079-04		CA	2781547	05/22/2012
2010-079-06		US	13/511,474	05/23/2012
2010-079-07		CN	201080059339.9	07/12/2012
2010-079-08		JP	2012-541156	09/26/2012
2010-079-08		EU	10832355.1	08/21/2012
2010-126	Materials and Methods Related to Modulation of Mismatch Repair and Genomic Stability by miR-155	au	2011232669	09/24/12
2010-126		CA	2,794,142	09/24/12
2010-126		CN	2011-80022637.5	09/24/12
2010-126		EP	11760035.3	09/24/12

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Exhibit 10.4

2010-126		JP	2013-502642	09/26/12
2010-126		US	13/637,490	11/15/12
2011-137	Mutator activity induced by microRNA-155 links inflammation and cancer	PCT	PCT/US2012/028016 ******	03/07/12
2011-137		US	13/414,084 ******	03/07/12
2012-066	Methods and Compositions Related to miR-21 & miR-29a and Cancer Metastasis	PCT	PCT/US2012/069484 *****	12/13/12
2012-111	miRNAs USEFUL TO REDUCE LUNG CANCER TUMORIGENESIS AND CHEMOTHERAPY RESISTANCE AND RELATED COMPOSITIONS AND METHODS	PCT	PCT/US2012/068736	12/10/2012
2013-072	Use of miR-494 to Modulate TRAIL-induced Apoptosis through BIM Down-regulation	Prov.	61/704,542	09/23/2012

{00182041-1}Licensee: MicroLin Bio Licensor: Ohio State Innovation Foundation	CONFIDENTIAL EXHIBIT A	Exclusive License (Life Sciences) Page 39 of 39